1 Ally Financial Inc. Goldman Sachs US Financial Services Conference 2016 December 6, 2016

2 Forward-Looking Statements and Additional Information The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third party data available at the time of the presentation In the presentation that follows and related comments by Ally Financial Inc. (“Ally”) management, the use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “explore,” “positions,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would, ” “could, ” “should, ” “believe, ” “potential, ” “continue,” or the negative of these words, or similar expressions is intended to identify forward-looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally’s actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for Ally, each of which may be revised or supplemented in subsequent reports filed with the SEC. Such factors include, among others, the following: maintaining the mutually beneficial relationship between Ally and General Motors, and Ally and Chrysler and our ability to further diversify our business; our ability to maintain relationships with automotive dealers; the significant regulation and restrictions that we are subject to as a bank holding company and financial holding company; the potential for deterioration in the residual value of off-lease vehicles; disruptions in the market in which we fund our operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in our credit ratings; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations (including as a result of the Dodd-Frank Act and Basel III). Investors are cautioned not to place undue reliance on forward-looking statements. Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law. Certain non-GAAP measures are provided in this presentation which are important to the reader of the Consolidated Financial Statements but should be supplemental and not a substitute for to primary U.S. GAAP measures. Reconciliation of non-GAAP financial measures are included within this presentation. Use of the term “loans” describes products associated with direct and indirect lending activities of Ally’s operations. The specific products include retail installment sales contracts, lines of credit, leases or other financing products. The term “originate” refers to Ally’s purchase, acquisition or direct origination of various “loan” products.

3 Highlights (1) Represents a non-GAAP financial measure. See page 15 and 16 for details.  Continued to post solid financial results and operational progress in 2016  Project 15%+/- Adjusted EPS(1) CAGR and 12% Core ROTCE(1) over 3-4 years  “Self-help” drivers of liability and capital management  New products and strong deposit growth strengthen franchise and provide long term upside  Returning significant capital to shareholders

4 Credit Discipline Deposit + Customer Growth Strengthen Franchise Significant Capital Returns Optimize Auto Finance Business Earnings Growth Protect and Grow Book Value Improve ROE Grow Dividend Expand Multiple Driving Shareholder Value

5 Established Brand for Banking Expansion Brand campaign “Do It Right” and new marketing initiatives have been successful Retail Deposits and Customers have steadily grown – momentum accelerated in 2016 Highest annual deposit growth in Ally history Retail Deposit Growth ($ billions) and Deposit Customers (# millions) $4.9 $5.9 $7.4 $8.1 $4.8 $7.5 $11 0.3 0.4 0.5 0.6 0.8 0.9 1.1 1.2 $16.9B ~$66B ~

6 Solid Financial Results Since IPO Adjusted TBV per Share(3) Adjusted Earnings Per Share(1) Core ROTCE(4) (1) Represents a non-GAAP financial measure. See page 15 for details. Net Financing Revenue(2) (2) Represents a non-GAAP financial measure. Excludes OID. See page 15 for details. (3) Adjusted Tangible Book Value is a non-GAAP financial measure, which adjusts Tangible Common Equity for certain items such as Series G discount and tax-effected OID. See page 17 for details. (4) Represents a non-GAAP financial measure. See page 16 for details. ($ millions) $865 $912 $936 $835 $860 $927 $981 $995 $964 $998 $1,011 $0.34 $0.42 $0.53 $0.40 $0.52 $0.46 $0.51 $0.52 $0.52 $0.54 $0.56 $20.5 $21.5 $22.2 $22.7 $23.7 $23.7 $24.3 $24.6 $25.4 $25.9 $26.3 6.5% 8.4% 9.1% 7.1% 9.1% 8.3% 9.2% 9.8% 9.8% 9.7% 9.8%

7 4Q Update and Outlook Theme: Other Revenue Provision Expense Noninterest Expense Net Financing Revenue • 4Q down from 3Q 16 driven by seasonally lower lease revenue • 4Q generally in line with 3Q 16 • 4Q charge-offs expected to be up seasonally (no change from prior guidance) • 4Q generally in line with 3Q 16 levels (approximately $735MM)

Positioned for Strong Future Adjusted EPS[(1)] Growth

ally

	2017	2018 - 2019
Net Financing Revenue	Lease decline more than offset by loan net interest income growth	$5 billion +/- in 2019 driven by deposit growth and wholesale funding reduction
Other Revenue	Fairly flat year-over-year as business expansion revenue offsets lower investment gains	Growth from business expansion initiatives
Provision Expense	Increase at a declining rate	Expected to level off as portfolio mix fully seasons
Noninterest Expense	Up ~$150 million driven by business expansion, loan growth, technology and regulatory requirements	Operating leverage expected to drive Adjusted Efficiency[(1)] to low 40%
Adjusted EPS[(1)] Growth	≤15%	>15%

15%+/- Adjusted EPS[(1)] CAGR over 3 years

(1) Represents a non-GAAP financial measure. See page 14 and 15 for details.

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9 Supportive Economic Backdrop • Consumer confidence is high and correlates with strong auto sales • Employment continues to improve • Nonfarm payrolls healthy 4 5 6 7 8 9 10 2Q 05 4Q 05 2Q 06 4Q 06 2Q 07 4Q 07 2Q 08 4Q 08 2Q 09 4Q 09 2Q 10 4Q 10 2Q 11 4Q 11 2Q 12 4Q 12 2Q 13 4Q 13 2Q 14 4Q 14 2Q 15 4Q 15 2Q 16 Un em plo ym en t R ate (% ) . Sources: Ally Economics, BLS, Consensus 20 30 40 50 60 70 80 90 100 110 120 8 10 12 14 16 18 20 Ind ex o f C on su m er Se nti m en t (N SA , Q 1- 66 =1 00 ) . SA AR (# m illi on s u nit s) Light Vehicle Sales [LHS] Consumer Confidence[RHS] Sources: Ally Economics, Haver Analytics (BEA, CB) -1,000 -800 -600 -400 -200 0 00 400 600 De c-0 6 Ap r-0 7 Au g- 07 De c-0 7 Ap r-0 8 Au g- 08 De c-0 8 Ap r-0 9 Au g- 09 De c-0 9 Ap r-1 0 Au g- 10 De c-1 0 Ap r-1 1 Au g- 11 De c-1 1 Ap r-1 2 Au g- 12 De c-1 2 Ap r-1 3 Au g- 13 De c-1 3 Ap r-1 4 Au g- 14 De c-1 4 Ap r-1 5 Au g- 15 De c-1 5 Ap r-1 6 Au g- 16 To tal N on far m Pa yro lls (0 00 , d iff. m -m ) . Sources: Ally Economics, BLS, Consensus Consumer Confidence and LVS Improving Unemployment Rate Month-over-Month Nonfarm Payrolls

10 Evolving Environment Post Election  Interest rates  Regulation  Taxes  Growth

11 Used Vehicle Prices ($ billions) $20 $16 $12 $9 $8Used Vehicle Indices Lease Portfolio Balance Projected Lease Terminations(1) Lease Yield Sensitivity • Assuming a 5% annual price decline relative to Ally’s index, Ally expects future lease yields of approximately 6% • Lease yield sensitivity to an additional 1% value decline: − 2017: ~50bps (~$50 million annual) − 2018: ~35bps (~$30 million annual) (1) Projected Lease Terminations include combination of scheduled maturities and early lease returns. 121.8 125.3 126.0 121.4 122.8 117.2 100 110 120 130 Manheim NADA (# thousand ) 65 71 68 67 57 45 35 33 31

12  Significantly grow deposit customer base  Successfully introduce new banking products – more than a deposit gatherer  Position auto finance for the future  Maintain leading, well respected digital banking brand  Protect book value and deliver attractive, long-term returns  Drive value for shareholders, customers, communities and associates Strategic Priorities 1 2 3 4 5 6 Strategy: Build the leading modern, digital financial services company

13 CONFIDENTIAL Supplemental

14 Notes on non-GAAP and other financial measures Supplemental 1) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) original issue discount (OID) amortization expense and (2) repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 15 for calculation methodology and details. 2) Core net income available to common is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income available to common adjusts GAAP net income available to common for discontinued operations net of tax, tax-effected OID expense, tax- effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions. See page 15 and 16 for calculation methodology and details. 3) Tangible Common Equity is defined as common stockholders’ equity less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Tangible common equity is not formally defined by GAAP or codified in the federal banking regulations and, therefore, is considered to be a non-GAAP financial measure. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for unamortized original issuance discount and net deferred tax asset. See page 17 for more details. 4) Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense, repositioning items primarily related to strategic activities and rep and warrant expense. In the denominator, total net revenue is adjusted for Insurance segment revenue, repositioning items primarily related to the extinguishment of high-cost legacy debt and original issue discount (OID). See page 16 of the 3Q16 Earnings Presentation for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance business. The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for U.S. GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Available to Common, Core Return on Tangible Common Equity (Core ROTCE), Adjusted Efficiency Ratio and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital measures. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

Supplemental

GAAP to Core Results

ally

Adjusted Earnings per Share ("Adjusted EPS")		QUARTERLY TREND										
		3Q '16	2Q '16	1Q '16	4Q '15	3Q '15	2Q '15	1Q '15	4Q '14	3Q '14	2Q '14	1Q '14
Numerator (*$ millions*)												
GAAP net income available to common shareholders		$ 209	$ 345	$ 235	$ (953)	$ 230	$ (1,069)	$ 509	$ 109	$ 356	$ 258	$ 159
less: Disc Ops, net of tax		52	(3)	(3)	13	5	(13)	(397)	(26)	(130)	(40)	(29)
add back: Original issue discount expense ("OID expense")		15	14	15	12	11	18	17	42	47	53	44
add back: Repositioning Items		-	4	7	3	2	154	190	167	-	16	3
less: OID & Repo. Tax (*35% in '16, 34% in '15 and prior*)		(5)	(6)	(8)	(5)	(5)	(58)	(71)	(71)	(16)	(24)	(16)
Significant Discrete Tax Items		-	(91)	7	-	-	-	-	(30)	-	(62)	-
Series G Actions		-	-	-	1,179	-	1,171	-	-	-	-	-
Series A Actions		-	1	-	-	-	22	-	-	-	-	-
Core net income available to common shareholders	[a]	$ 271	$ 263	$ 253	$ 249	$ 244	$ 224	$ 249	$ 192	$ 257	$ 203	$ 161
Denominator												
Weighted-Average Shares Outstanding - (*Diluted, thousands*)	[b]	483,575	486,074	484,654	484,845	484,399	483,687	482,782	483,091	482,506	482,343	479,768
Adjusted EPS	[a] / [b]	$ 0.56	$ 0.54	$ 0.52	$ 0.52	$ 0.51	$ 0.46	$ 0.52	$ 0.40	$ 0.53	$ 0.42	$ 0.34

Adjusted earnings per share (Adjusted EPS) *is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income available to common is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash expense bond exchange original issue discount (OID), (3) adds back tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, (4) excludes certain discrete tax items that do not relate to the operating performance of the core businesses, and (5) adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure.*

Net Financing Revenue (ex. OID)	QUARTERLY TREND										
$ in millions	3Q '16	2Q '16	1Q '16	4Q '15	3Q '15	2Q '15	1Q '15	4Q '14	3Q '14	2Q '14	1Q '14
GAAP Net Financing Revenue	$ 996	$ 984	$ 951	$ 983	$ 970	$ 916	$ 850	$ 799	$ 889	$ 866	$ 821
Original Issue Discount ("OID")	15	14	13	12	11	11	10	36	47	46	44
Net Financing Revenue ex. OID	$ 1,011	$ 998	$ 964	$ 995	$ 981	$ 927	$ 860	$ 835	$ 936	$ 912	$ 865

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16 GAAP to Core Results Supplemental Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for unamortized OID and net DTA. Ally’s Core net income available to common utilized a static 34% tax rate for purposes of calculating Core ROTCE through 4Q 2015. As of 1Q 2016, Ally’s Core net income available to common for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for any discrete tax items including tax reserve releases, which aligns with the methodology used calculating adjusted earnings per share. (1) In the numerator of Core ROTCE, GAAP net income available to common is adjusted for discontinued operations net of tax, tax-effected OID expense, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions. (2) In the denominator, GAAP shareholder’s equity is adjusted for preferred equity and goodwill and identifiable intangibles net of DTL, unamortized OID, and net DTA. Core Return on Tangible Common Equity ("Core ROTCE") 3Q '16 2Q '16 1Q '16 4Q '15 3Q '15 2Q '15 1Q '15 4Q '14 3Q '14 2Q '14 1Q '14 Numerator ($ millions) GAAP net income available to common shareholders 209$ 345$ 235$ (953)$ 230$ (1,069)$ 509$ 109$ 356$ 258$ 159$ less: Disc Ops, net of tax 52 (3) (3) 13 5 (13) (397) (26) (130) (40) (29) add back: Original issue discount expense ("OID expense") 15 14 15 12 11 18 17 42 47 53 44 add back: Repositioning Items - 4 7 3 2 154 190 167 - 16 3 less: OID & Repo. Tax (35% in '16, 34% '15 and prior) (5) (6) (8) (5) (5) (58) (71) (71) (16) (24) (16) Significant Discrete Tax Items & Other - (91) 7 8 2 27 7 (28) (16) (54) (5) Series G Actions - - - 1,179 - 1,171 - - - - - Series A Actions - 1 - - - 22 - - - - - Core net income available to common shareholders [a] 271$ 263$ 253$ 257$ 246$ 229$ 256$ 194$ 241$ 210$ 156$ Denominator (2-period average, $ b illions) GAAP shareholder's equity 13.6$ 13.7$ 13.6$ 14.0$ 14.4$ 15.1$ 15.7$ 15.3$ 15.0$ 14.7$ 14.3$ less: Preferred equity - 0.3 0.7 0.8 0.8 1.0 1.3 1.3 1.3 1.3 1.3 less: Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs") 0.3 0.1 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Tangible common equity 13.3$ 13.2$ 12.9$ 13.2$ 13.6$ 14.1$ 14.4$ 14.0$ 13.8$ 13.4$ 13.1$ less: Unamortized original issue discount ("OID discount") 1.3 1.3 1.3 1.3 1.3 1.3 1.3 1.4 1.4 1.5 1.5 less: Net deferred tax asset ("DTA") 1.0 1.1 1.2 1.4 1.5 1.6 1.7 1.8 1.8 1.9 2.0 Normalized common equity [b] 11.0$ 10.8$ 10.4$ 10.5$ 10.7$ 11.1$ 11.3$ 10.8$ 10.5$ 10.1$ 9.6$ Core Return on Tangible Common Equity [a] / [b] 9.8% 9.7% 9.8% 9.8% 9.2% 8.3% 9.1% 7.1% 9.1% 8.4% 6.5% QUARTERLY TREND

Supplemental

GAAP to Core Results

Adjusted Tangible Book Value per Share ("Adjusted TBVPS")		QUARTERLY TREND										
		3Q '16	2Q '16	1Q '16	4Q '15	3Q '15	2Q '15	1Q '15	4Q '14	3Q '14	2Q '14	1Q '14
Numerator *($ billions)*												
GAAP shareholder's equity		$ 13.6	$ 13.6	$ 13.8	$ 13.4	$ 14.6	$ 14.3	$ 15.9	$ 15.4	$ 15.2	$ 14.9	$ 14.5
less: Preferred equity		-	-	(0.7)	(0.7)	(0.8)	(0.8)	(1.3)	(1.3)	(1.3)	(1.3)	(1.3)
GAAP Common shareholder's equity		**$ 13.6**	**$ 13.6**	**$ 13.1**	**$ 12.7**	**$ 13.8**	**$ 13.5**	**$ 14.7**	**$ 14.1**	**$ 13.9**	**$ 13.6**	**$ 13.2**
less: Goodwill and identifiable intangibles, net of DTLs		(0.3)	(0.3)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)
Tangible common equity		13.3	13.3	13.1	12.7	13.8	13.5	14.7	14.1	13.9	13.6	13.2
less: Tax-effected bond OID *(tax rate 35% in '16; 34% in '15 and prior)*		(0.8)	(0.8)	(0.8)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(1.0)
less: Series G discount		-	-	-	-	(1.2)	(1.2)	(2.3)	(2.3)	(2.3)	(2.3)	(2.3)
Adjusted tangible book value	[a]	**$ 12.5**	**$ 12.5**	**$ 12.3**	**$ 11.9**	**$ 11.7**	**$ 11.4**	**$ 11.4**	**$ 10.9**	**$ 10.6**	**$ 10.3**	**$ 9.9**
Denominator												
Issued shares outstanding *(period-end, thousands)*	[b]	**475,470**	**483,753**	**483,475**	**481,980**	**481,750**	**481,750**	**481,503**	**480,095**	**479,818**	**479,773**	**479,768**
Metric												
GAAP shareholder's equity per share		$ 28.7	$ 28.1	$ 28.6	$ 27.9	$ 30.3	$ 29.7	$ 33.1	$ 32.1	$ 31.7	$ 31.0	$ 30.1
less: Preferred equity per share		-	-	(1.4)	(1.4)	(1.7)	(1.7)	(2.6)	(2.6)	(2.6)	(2.6)	(2.6)
GAAP Common shareholder's equity per share		**$ 28.7**	**$ 28.1**	**$ 27.2**	**$ 26.4**	**$ 28.6**	**$ 28.0**	**$ 30.5**	**$ 29.5**	**$ 29.0**	**$ 28.4**	**$ 27.5**
less: Goodwill and identifiable intangibles, net of DTLs per share		(0.6)	(0.6)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Tangible common equity per share		28.0	27.6	27.1	26.4	28.6	27.9	30.4	29.4	29.0	28.3	27.5
less: Tax-effected bond OID *(tax rate 35% in '16; 34% in '15 and prior)*		(1.7)	(1.7)	(1.7)	(1.8)	(1.8)	(1.8)	(1.8)	(1.9)	(1.9)	(2.0)	(2.0)
less: Series G discount per share		-	-	-	-	(2.4)	(2.4)	(4.9)	(4.9)	(4.9)	(4.9)	(4.9)
Adjusted tangible book value per share	[a] / [b]	**$ 26.3**	**$ 25.9**	**$ 25.4**	**$ 24.6**	**$ 24.3**	**$ 23.7**	**$ 23.7**	**$ 22.7**	**$ 22.2**	**$ 21.5**	**$ 20.5**

***Adjusted tangible book value per share (Adjusted TBVPS)** is a non-GAAP financial measure that reflects the book value of equity available to shareholders even if original issue discount (OID) expense were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder's equity per share. Adjusted TBVPS generally adjusts common equity for (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected bond OID to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure.*

17